Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Cindy Marple	408-523-2161

INTUITIVE SURGICAL ANNOUNCES $156.9 MILLION THIRD QUARTER REVENUE, UP 64%

SUNNYVALE, CALIF. October 18, 2007 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported third quarter 2007 revenue of $156.9 million, increasing 64% from $95.8 million for the third quarter of 2006. Third quarter 2007 revenue growth was driven by continued robotic procedure adoption and higher da Vinci ® Surgical System sales.

Third quarter 2007 instruments and accessories revenue increased 70% to $49.5 million from $29.0 million during the third quarter of 2006. Third quarter 2007 da Vinci ® Surgical Systems revenue increased 63% to $85.5 million from $52.4 million during the third quarter of 2006. Third quarter 2007 service and training revenue increased 52% to $21.9 million from $14.4 million during the third quarter of 2006.

	Three Months Ended September 30,			Nine Months Ended September 30,
Revenue ($Millions)	2007	2006	Increase	2007	2006	Increase
Instruments/Accessories	$49.5	$29.0	$20.5	$135.6	$78.4	$57.2
Systems	85.5	52.4	33.1	215.8	142.9	72.9
Service/Training	21.9	14.4	7.5	60.0	38.8	21.2

	$156.9	$95.8	$61.1	$411.4	$260.1	$151.3

Third quarter 2007 operating income increased 110% to $54.0 million, compared with $25.7 million for the third quarter of 2006. Operating results for the third quarter of 2007 included $8.7 million of stock-based compensation expense in accordance with the Financial Accounting Standards Board SFAS 123R, compared with $6.9 million for the third quarter of 2006.

Third quarter 2007 results included unusual, non-operating income resulting from gains on sales of equity investments of $4.1 million and foreign exchange gains of $1.8 million, impacting net income by approximately $3.7 million, or $0.09 per share, net of tax. Including the impact of these items, third quarter 2007 net income increased 137% to $40.9 million, compared with $17.3 million for the third quarter of 2006. Diluted earnings per share increased to $1.04 for the third quarter of 2007 from $0.45 for the third quarter of 2006.

Intuitive ended the third quarter of 2007 with cash, cash equivalents and investments of $533 million, up $86 million from June 30, 2007 and $203 million from December 31, 2006.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, “We are pleased with our third quarter revenue and income growth. Robotic surgery momentum is strong as patient demand and adoption within the medical community continue to grow.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D, high definition vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, and EndoWrist® are trademarks or registered trademarks of Intuitive Surgical, Inc.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions; delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate", "project", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended
	September 30, 2007	June 30, 2007	September 30, 2006
Revenue:
Products	$135,053	$119,885	$81,433
Services	21,851	20,364	14,399

Total revenue	156,904	140,249	95,832
Cost of revenue:
Products	38,305	35,656	26,663
Services	10,129	10,485	6,936

Total cost of revenue*	48,434	46,141	33,599

Gross profit	108,470	94,108	62,233

Operating expenses:
Selling, general and administrative	40,163	38,883	28,578
Research and development	14,319	10,192	7,979

Total operating expenses*	54,482	49,075	36,557
Income from operations	53,988	45,033	25,676
Interest and other income, net	12,220	5,232	3,146

Income before income taxes	66,208	50,265	28,822
Provision for income taxes	25,289	19,602	11,559

Net Income	$40,919	$30,663	$17,263

Earnings per share:
Basic	$1.08	$0.81	$0.47

Diluted	$1.04	$0.79	$0.45

Shares used in computing earnings per share:
Basic	38,033	37,636	36,875

Diluted	39,271	38,657	38,184

*	Includes stock-based compensation expense of $1.4 million, $1.5 million and $1.1 million in total cost of revenue and and $7.3 million, $7.9 million and $5.9 million in total operating expenses for the three months ended September 30, 2007, June 30, 2007 and September 30, 2006, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Nine months Ended September 30,
	2007	2006
Revenue:
Products	$351,387	$221,312
Services	59,995	38,803

Total revenue	411,382	260,115
Cost of revenue:
Products	103,067	68,454
Services	29,229	18,770

Total cost of revenue*	132,296	87,224

Gross profit	279,086	172,891

Operating expenses:
Selling, general and administrative	112,989	79,652
Research and development	32,736	21,330

Total operating expenses*	145,725	100,982
Income from operations	133,361	71,909
Interest and other income, net	22,060	8,602

Income before income taxes	155,421	80,511
Provision for income taxes	60,037	32,108

Net Income	$95,384	$48,403

Earnings per share:
Basic	$2.53	$1.32

Diluted	$2.46	$1.27

Shares used in computing earnings per share:
Basic	37,653	36,646

Diluted	38,776	38,044

*	Includes stock compensation expense of $4.1 million and $2.8 million in total cost of revenue and $22.1 million and $15.6 million in total operating expenses for the nine months ended September 30, 2007 and 2006, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	9/30/2007	6/30/2007	12/31/2006
Cash, cash equivalents, and investments	$533,489	$447,512	$330,296
Accounts receivable, net	120,456	105,649	94,680
Inventory	26,773	24,040	24,295
Property and equipment, net	64,153	62,040	59,939
Goodwill	112,170	118,207	118,240
Deferred tax assets	36,211	34,118	31,677
Other assets	18,995	17,132	12,663

Total assets	$912,247	$808,698	$671,790

Accounts payable and other accrued liabilities	$63,525	$53,956	$44,700
Deferred revenue	48,571	43,393	37,385

Total liabilities	112,096	97,349	82,085
Stockholders’ equity	800,151	711,349	589,705

Total liabilities and stockholders’ equity	$912,247	$808,698	$671,790